Exhibit 4.2

SHARES

CUSIP G[●]

NUMBER C-

SEE REVERSE FOR CERTAIN DEFINITIONS

UNITED ACQUISITION CORP. i

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT __________________ is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, PAR VALUE $0.0001 EACH (the “Ordinary Shares”), OF UNITED ACQUISITION CORP. I (the “Company”), transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”), the Company will be forced to liquidate if it is unable to complete an initial business combination within the time period set forth in the Memorandum and Articles, or by such later date approved by the Company’s shareholders in accordance with the Memorandum and Articles, all as more fully described in the Company’s final prospectus dated _______________.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

By:	By:
Chief Executive Officer	Director

UNITED ACQUISITION CORP. I

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian

TEN ENT	-	as tenants by the entireties			(Cust)	(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________ represented by the within Certificate, and hereby irrevocably constitutes and appoints

____________ to transfer the said Class A Ordinary Shares on the register of members of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus for its initial public offering dated _________________, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established in connection with its initial public offering only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Memorandum and Articles (such date being referred to herein as the “Last Date”), (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Memorandum and Articles. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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